    As filed with the Securities and Exchange Commission on January 24, 2001


                                                     Registration No. 333-32824
===============================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM SB-2/A -- No. 3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SMARTSOURCES.COM, INC.
                 (Name of Small Business Issuer in its Charter)

          COLORADO                         7372                       84-1073083
 (State or jurisdiction of       (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)    Classification Code Numbers)    Identification No.)
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 2030 MARINE DRIVE, SUITE 100, NORTH VANCOUVER, BRITISH COLUMBIA, CANADA V7P 1V7
                                 (604) 986-0889
         (Address and telephone number of principal executive offices)

 2030 MARINE DRIVE, SUITE 100, NORTH VANCOUVER, BRITISH COLUMBIA, CANADA V7P 1V7
(Address or principal place of business or intended principal place of business)


                                  NATHAN NIFCO
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SMARTSOURCES.COM, INC.
                          2030 MARINE DRIVE, SUITE 100
               NORTH VANCOUVER, BRITISH COLUMBIA, CANADA V7P 1V7
                                 (604) 986-0889
           (Name, address and telephone number of agent for service)

                                    Copy to:


                             NORMAN R. MILLER, ESQ.
                           KIRKPATRICK & LOCKHART LLP
                          1717 MAIN STREET, SUITE 3100
                              DALLAS, TEXAS 75201
                            TELEPHONE (214) 939-4900
                            FACSIMILE (214) 939-4949


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box:[ ]

If this form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, check the following box and LIST THE
SECURITIES ACT REGISTRATION NUMBER OF THE EARLIER EFFECTIVE REGISTRATION
STATEMENT for the same offering: [ ]

If this form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box: [ ]

================================================================================


         The Registrant hereby deregisters 4,719,040 shares of Common Stock previously registered under this Registration Statement.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in North Vancouver, B.C., Canada, on January 23, 2001.


                                         SMARTSOURCES.COM, INC.



                                         By:  /s/ NATHAN NIFCO
                                            -----------------------------------

                                              Nathan Nifco, Chairman, President
                                              and Chief Executive Officer




         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


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
SIGNATURE                                   TITLE                                                       DATE
---------                                   -----                                                       ----
/s/ NATHAN NIFCO                            Chairman, President, Chief Executive                        January 23, 2001
------------------------------              Officer and Director
Nathan Nifco                                (Principal Executive Officer)


/s/ ANNA STYLIANIDES                        Executive Vice President and Director                       January 23, 2001
------------------------------
Anna Stylianides


/s/ AURORA DAVIDSON                         Controller, Secretary and Treasurer                         January 23, 2001
------------------------------              (Principal Financial and Accounting Officer)
Aurora Davidson


/s/ CHARLES K. KELLY                        Director                                                    January 23, 2001
------------------------------
Charles K. Kelly



/s/ DAVID C. WALKER                         Director                                                    January 23, 2001
------------------------------
David C. Walker
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